                     MARKETING AND CO-PROMOTION AGREEMENT
                     ------------------------------------

          This Agreement (hereinafter "Agreement") effective the 1st day of August, 1996, is between C.R. BARD, INC., a New Jersey corporation with offices at 730 Central Avenue, Murray Hill, New Jersey 07974 (hereinafter "Bard"), and CYTOGEN CORPORATION, a Delaware corporation with offices at 600 College Road East, Princeton, New Jersey 08540 (hereinafter "Cytogen").

                                  BACKGROUND

          WHEREAS, Cytogen has developed and will continue to develop a line of in vivo cancer imaging products, and
-- ----

          WHEREAS, Bard has substantial experience in marketing medical products, and

          WHEREAS, Cytogen is desirous of granting Bard the exclusive right to market and promote "Product" in the "U.S." to "Urologists" and is further desirous of granting Bard the co-exclusive right with Cytogen to market and promote Product in the U.S. to "Managed Care Organizations", and

          WHEREAS, Cytogen, subject to exhaustion of rights of negotiation granted to "CIS" with respect to promotion of Product to Urologists in the Selected Countries (exclusive of Canada), is desirous of affording Bard a right of first offer to obtain the exclusive right to market and promote Product in one or more of the Selected Countries (exclusive of Canada), and

          WHEREAS, Cytogen, subject to exhaustion of rights of negotiation granted to "Faulding" with respect to promotion of Product to Urologists in Canada, is desirous of affording Bard a right of first offer to obtain the exclusive right to market and promote Product in Canada, and

          WHEREAS, Cytogen is desirous of granting Bard a right of first offer to obtain the exclusive right to market and promote each "New Product" to Urologists in the U.S. and is further desirous of granting Bard a right of first offer to obtain the co-exclusive right with Cytogen to market and promote each New Product to Managed Care Organizations in the U.S., and

          WHEREAS, Cytogen, subject to exhaustion of rights of negotiation granted to CIS with respect to promotion of New Product to Urologists in the Selected Countries (exclusive of Canada) is desirous of granting Bard a right of first offer to obtain the exclusive right to market and promote each New Product to Urologists in each of the Selected Countries (exclusive of Canada) in which Bard or any of its Affiliate(s) promote and market Product, and

          WHEREAS, Cytogen, subject to exhaustion of rights of negotiation granted to Faulding with respect to promotion of New Product to Urologists in Canada, is desirous of granting Bard a right of first offer to obtain the exclusive right to market and promote each New Product to Urologists in Canada provided Bard or any of its Affiliate(s) promote and market Product in Canada, and

          WHEREAS, Cytogen is desirous of retaining the exclusive right to market and promote Product and each New Product to radiologists, nuclear medicine physicians, nuclear medicine technologists and radiopharmacies and is further desirous of retaining the exclusive right to sell Product and each New Product to all customers.

          NOW THEREFORE, in consideration of the above premises and the mutual agreements and undertakings set forth below, Cytogen and Bard hereby agree as follows:

                           ARTICLE 1. - DEFINITIONS
                           ------------------------

     1.1. AFFILIATE shall mean any corporation, company, partnership, joint
          ---------
venture, person and/or firm which controls, is controlled by or is under common control with a party. For purposes of this Paragraph 1.1, control shall mean:
(i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such entity.

     1.2  ANTIBODY - means the monoclonal antibody 7E11-C5.3 which is produced
          --------
by the hybridoma deposited with the American Type Culture Collection under ATCC Designation HB 10494.

     1.3  BARD MARKETING PLAN - shall have the meaning ascribed in Paragraph
          -------------------
5.3.

     1.4  BASELINE SALES - shall mean, for any given calendar year, the Net
          --------------
Sales achieved during the immediately preceding calendar year, provided, however, that for the period commencing with the day after the first anniversary of the Product Launch Date through and including the immediately following December 31st, the definition set forth in Exhibit A, which is attached hereto
                                           ---------
and incorporated herein, shall apply.

     1.5  CIS - means CIS Biointernational, Inc., a corporation having its
          ---
principal place of business at B.P. 32-91192 Gef-Sur Yvette, Cedex, France.

     1.6  COMMISSIONS - shall have the meaning ascribed in Paragraph 6.2 and
          -----------
Exhibit A.
---------

     1.7  COMMISSION RATE - shall have the meanings ascribed in Exhibit A.
          ---------------                                       ---------

     1.8  COMPETITIVE PRODUCT - means an in vivo nuclear imaging system which:
          -------------------
(i) utilizes a targeting agent to which a radioisotope is bonded during use, and
(ii) is sold for detecting prostate cancer outside of the prostate gland, and
(iii) directly competes with Product or a New Product which Bard is obligated to market and promote hereunder.

     1.9  CYTOGEN MARKETING PLAN - shall have the meaning ascribed in Paragraph
          ----------------------
5.3.

     1.10 DISCLOSING PARTY - shall have the meaning ascribed in Paragraph 8.1.
          ----------------

     1.11 EFFECTIVE DATE - shall mean the date of this Agreement first written
          --------------
above.

     1.12 FAULDING - means Faulding (Canada), Inc., a corporation having a place
          --------
of business at 334 Aime-Vincent, Vaudrevil, Quebec, Canada J72525.

     1.13 FDA - shall mean the United States Food and Drug Administration.
          ---

     1.14 FD&C ACT - shall mean the Food Drug & Cosmetic Act as set forth in
          --------
Title 21, United States Code, as amended, and the regulations promulgated thereunder.

     1.15 IMAGING PHYSICIANS - shall mean radiologists, nuclear medicine
          ------------------
physicians, radiology/nuclear medicine technologists and radiopharmacists.

     1.16 INCREMENTAL SALES - shall mean, for any given year, that portion of
          -----------------
Net Sales, if any, which exceeds Baseline Sales.

     1.17 INDEMNITEE - shall have the meaning ascribed in Paragraph 9.4.
          ----------

     1.18 INDEMNITOR - shall have the meaning ascribed in Paragraph 9.4
          ----------

     1.19 JOINT MARKETING COMMITTEE - shall mean the Joint Marketing Committee
          -------------------------
established pursuant to Section 5.1 hereof.

     1.20 MANAGED CARE ORGANIZATIONS - shall mean health maintenance
          --------------------------
organizations, networks of healthcare providers or other similar entities that provide, or otherwise make available, a program of health care services to a member/subscriber for a fixed fee.

     1.21 NET SALES - shall mean [INFORMATION OMITTED AND FILED SEPARATELY WITH
          ---------
THE COMMISSION UNDER RULE 24B-2.]



     1.22 NEW PRODUCT - shall mean and include each in vivo prostate cancer
          -----------
imaging product which does not utilize the Antibody and which, during the Term, Cytogen or any Affiliate of Cytogen would have the right to sell in any part of the Territory.

     1.23 PARTIAL YEAR PERIOD - shall mean the period commencing on the day
          -------------------
following the first anniversary of the Product Launch Date through and including the immediately following December 31st.

     1.24 PIE SITES - mean those hospital-based nuclear medicine physicians or
          ---------
radiologists or department of nuclear medicine physicians or radiologists who:
(i) prior to the Effective Date, have been accepted into Cytogen's Partners In Excellence Program and have received training and testing in the use of Product in accordance with Cytogen's quality assurance protocols, or (ii) during the Term, the Joint Marketing Committee determines meet the criteria set forth on Exhibit B, which is attached hereto and incorporated herein, (as may be modified
---------
from time to time by the Joint Marketing Committee), and who are accepted into Cytogen's Partners In Excellence Program and undergo training and testing in the use of Product in accordance with Cytogen's quality assurance protocols.

     1.25 PLA - means a product license application as described in 21 CFR Part
          ---
601.

     1.26 PRODUCT - shall mean and include each in vivo prostate cancer imaging
          -------
product which utilizes the Antibody and which, during the Term, Cytogen or any Affiliate of Cytogen has or would have the right to sell in any part of the Territory.

     1.27 PRODUCT LAUNCH DATE - shall mean the date of first commercial sale of
          -------------------
Product in the Territory by Cytogen or any Affiliate of Cytogen to a non-Affiliate of Cytogen following the receipt by Cytogen of all necessary FDA approvals to market and promote such Product in the Territory, including, without limitation, any necessary pre-approval of advertising or promotional materials.

     1.28 REACTION NOTICE - shall have the meaning ascribed in Paragraph 7.1.
          ---------------

     1.29 RECEIVING PARTY - shall have the meaning ascribed in Paragraph 8.1.
          ---------------

     1.30 SELECTED COUNTRIES - mean Australia, Canada, France, Germany, Austria,
          ------------------
Switzerland, Italy, Japan, Sweden, Norway, Finland, Denmark, Spain and the United Kingdom.

     1.31 SPECIFICATIONS - mean the finished product specifications and related
          --------------
quality control testing protocols relating to Product, as constituted on the Effective Date, as set forth in the PLA referred to in Paragraph 2.1(e), as may be amended or supplemented by Cytogen during the Term.

     1.32 TERM - shall mean the period commencing on the Effective Date and,
          ----
unless terminated earlier pursuant to

Paragraph 3.3, Paragraph 11.1 or Article X, ending on the later of: (i) the tenth anniversary of the Product Launch Date, or (ii) the last date of any applicable additional term described to Paragraph 10.1 hereof.

     1.33 TERRITORY - shall mean the U.S. and those Selected Countries added to
          ---------
the Territory by mutual written agreement of the parties pursuant to Paragraph 4.4.

     1.34 UNACCEPTED 3.2 OFFER - shall have the meaning ascribed in Paragraph
          --------------------
3.2.

     1.35 UNACCEPTED 4.4 OFFER - shall have the meaning ascribed in Paragraph
          --------------------
4.4.

     1.36 UROLOGISTS - shall mean: (i) physicians who are board certified for
          ----------
the practice of urology, and (ii) primary care physicians who treat urological conditions.

     1.37 U.S. - means the United States of America exclusive of its territories
          ----
and possessions.

     1.38 WAIVER NOTICE - shall have the meaning ascribed in Paragraph 4.4.
          -------------

     1.39 3.2 BARD NOTICE - shall have the meaning ascribed in Paragraph 3.2.
          ---------------

     1.40 3.2 CYTOGEN NOTICE - shall have the meaning ascribed in Paragraph 3.2.
          ------------------

     1.41 4.4 BARD NOTICE - shall have the meaning ascribed in Paragraph 4.4.
          ---------------

     1.42 4.4 CYTOGEN NOTICE - shall have the meaning ascribed in Paragraph 4.4.
          ------------------

          ARTICLE 2. - REPRESENTATIONS AND WARRANTIES
          -------------------------------------------

     2.1. REPRESENTATIONS & WARRANTIES OF CYTOGEN - Cytogen hereby represents
          ---------------------------------------
and warrants to bard that:

     (a) Cytogen is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its property and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in any of those jurisdictions where it is required to be qualified as a result of ownership of property or residence of any of its employees or agents, except for those jurisdictions in which failure to so qualify would not have a material adverse effect on the business or assets of Cytogen, and

     (b) the execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of Cytogen and (assuming valid execution of this Agreement by Bard) this Agreement is and shall be, during the Term, a valid and binding obligation of Cytogen enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or the discretion of a court of competent jurisdiction as to specific performance, and

     (c) neither Cytogen nor any Affiliate of Cytogen is currently a party to any agreement or understanding, oral or written, which is inconsistent, in any material respect, with the rights granted to Bard hereunder or the obligations imposed on Cytogen hereunder and, during the Term, Cytogen and its Affiliates shall refrain from entering into any agreement or understanding, oral or written, which would be inconsistent, in any material respect, with the rights granted to Bard hereunder or the obligations imposed on Cytogen hereunder, and

     (d) prior to the Effective Date, Phase III clinical trials of the Product which is the subject of the PLA referred to in Paragraph 2.1(e) were completed, and

     (e) a PLA on a Product, in form as constituted on the Effective Date, is currently pending with FDA which, on July 22, 1996, received unanimous recommendation for approval by the Medical Imaging Drug Advisory Committee to FDA, and

     (f) on the Effective Date, Cytogen owns or leases a manufacturing facility having production capability sufficient to manufacture 400,000 units of Product per year.

     (g)  Exhibit C, which is attached hereto and incorporated herein, sets
          ---------
          forth a true, accurate and complete list of the name and address of each PIE Site existing on the Effective Date, and

     (h) prior to the Effective Date, Cytogen did not grant to any third party any marketing, promotional or distribution rights on any in vivo prostate cancer imaging product, except for the right of first negotiation to market and promote Product and New Product in the Selected Countries (exclusive of Canada) previously granted to CIS and the right of first negotiation to market and promote Product and New Product in Canada previously granted to Faulding.

     2.2  REPRESENTATIONS & WARRANTIES OF BARD - Bard hereby represents and
          ------------------------------------
warrants to Cytogen that:

     (a) Bard is a corporation organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own and operate its property and to carry on its business as now being conducted and is duly qualified and in good standing to do business in any of those jurisdictions where it is required to be qualified as a result of ownership of property or residence of any of its employees or agents, except for those jurisdiction in which failure to so qualify would not have a material adverse effect on the business or assets of Bard, and

     (b) the execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of Bard and (assuming valid execution of this Agreement by Cytogen) this Agreement is and shall be, during the Term, a valid and binding obligation of Bard enforceable against it in accordance with its terms, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or the discretion of a court of competent jurisdiction as to specific performance, and

     (c) neither Bard nor any Affiliate of Bard is currently a party to any agreement or understanding, oral or written, which would prohibit or which would limit, in any material manner, the performance of any obligation undertaken hereunder to be performed by Bard directly or indirectly through and of its Affiliates, and

     (d) neither Bard nor any Affiliate of Bard will market or promote Product outside of the Territory.

                 ARTICLE 3. - MARKETING AND PROMOTION BY BARD

     3.1  GRANT OF PRODUCT MARKETING AND PROMOTION RIGHTS. Cytogen hereby grants
          -----------------------------------------------
to Bard the exclusive right to market each Product in the Territory to Urologists and the co-exclusive right with Cytogen to market each Product in the U.S. to Managed Care

Organizations. Subject to the provisions of Paragraph 4.4, Cytogen reserves all other rights to market, promote and sell each Product. Cytogen covenants to notify Bard of the existence of each Product which is different, in any material respect, from the Product which is the subject of the PLA referred to in Paragraph 2.1(e) within thirty (30) days of the date on which the clinical efficacy thereof has been established and further covenants to include in its notice a technical summary of the clinical advantages of such Product vis a vis the Product which is the subject of the PLA referred to in Paragraph 2.1(e). Further, Cytogen covenants to disclose to Bard, within fourteen (14) business days of receipt of request from Bard, such other technical information relating to each Product which is the subject of a notice issued by Cytogen pursuant to this Paragraph 3.1 as Bard reasonably requests.

     3.2. RIGHT OF FIRST OFFER - Cytogen hereby grants to Bard a right of first
          --------------------
offer to obtain: (i) the exclusive right to market and promote each New Product to Urologists in the U.S., and (ii) the co-exclusive right with Cytogen to market and promote each New Product to Managed Care Organizations in the U.S., and (iii) the exclusive right to market and promote each New Product to Urologists in each of the Selected Countries (exclusive of Canada) in which Bard or any of its Affiliate(s) promote and market Product, subject to exhaustion of rights of negotiation granted to CIS with respect to promotion of New Product to Urologists in the Selected Countries (exclusive of Canada), on a country by country basis, and (iv) the exclusive right to market and promote each New Product to

Urologists in Canada provided Bard or any of its Affiliate(s) promote and market Product in Canada, subject to exhaustion of rights of negotiation granted to Faulding with respect to promotion of New Product to Urologists in Canada. Cytogen hereby covenants to notify Bard of the existence of each New Product within thirty (30) days of the availability of a final report on the Phase III clinical trials relating thereto and further covenants to include in each such notice all technical information and data in its possession relative to the New Product which is the subject of such notice, as well as the terms upon which Cytogen would be willing to grant Bard such marketing and promotional rights thereon, by country (a "3.2 Cytogen Notice"). Within sixty (60) days of receipt by Bard of a particular 3.2 Cytogen Notice, Bard shall notify Cytogen of its intent to negotiate with Cytogen with respect to the right to market and promote the New Product which was the subject of such 3.2 Cytogen Notice in the U.S. and/or in one (1) or more of the Selected Countries (a "3.2 Bard Notice"). In the event Bard fails to respond to a particular 3.2 Cytogen Notice within sixty
(60) days of receipt thereof, Bard's right of first offer on the New Product which was the subject of such 3.2 Cytogen Notice shall immediately be extinguished. In the event a particular 3.2 Bard Notice indicates that Bard has no interest in negotiating with Cytogen with respect to the New Product which was the subject of the corresponding 3.2 Cytogen Notice, Bard's right of first offer on such New Product shall immediately be extinguished. In the event a particular
3.2 Bard Notice indicates that Bard is interested in negotiating with Cytogen on some but not all of the rights which are the subject to its right of first offer relating to the New Product which was the subject of the corresponding 3.2 Cytogen Notice, Bard's right of first offer on such New Product shall immediately be extinguished only to the extent such 3.2 Bard Notice indicates a lack of interest in such rights. In the event a particular 3.2 Bard Notice indicates that Bard is interested in negotiating with Cytogen with respect to the grant to Bard of marketing and promotional rights on the New Product which was the subject of the corresponding 3.2 Cytogen Notice, the parties shall meet within ten (10) business days of Cytogen's receipt of such 3.2 Bard Notice and shall negotiate, in good faith, the grant of rights thereon to the extent specified therein. In the last mentioned event, if the parties fail to reach written agreement, within ninety (90) days of Cytogen's receipt of a particular
3.2 Bard Notice, on the grant of rights specified therein, Bard shall reduce its last offer thereon ( an "Unaccepted 3.2 Offer") to writing, shall furnish the same to Cytogen and Cytogen shall thereafter have the right to itself market and promote the New Product which was the subject of the Unaccepted 3.2 Offer to the extent specified therein and shall have the right to grant any third party the right to market and promote such New Product on terms no more favorable than those specified in the Unaccepted 3.2 Offer. Cytogen covenants, from the time of issuance of a particular 3.2 Cytogen Notice through the expiration of the ninety (90) day negotiation period thereon, to refrain from marketing or promoting (or negotiating with any third party on marketing or promoting) the New Product which was the subject of such 3.2 Cytogen Notice in a manner which is inconsistent with Bard's right of first offer thereon. The restrictions in the immediately preceding sentence shall cease in the event the negotiations between Cytogen and Bard are terminated. In the event Cytogen, on one or more occasions, intends to offer a third party rights on terms more favorable than those in an Unaccepted 3.2 Offer, Cytogen shall so notify Bard setting forth such terms. Any notice issued by Cytogen pursuant to the immediately preceding sentence shall be deemed a counter offer which may be accepted by Bard within forty five (45) days of Bard's receipt thereof.

     3.3  MARKETING AND PROMOTION.  Subject to the granting of required
          -----------------------
regulatory approvals and registrations to sell Product, during the Term, Bard shall use commercially reasonable efforts to market and promote Product to Urologists and Managed Care Organizations in the U.S. and, subject to expansion of the Territory pursuant to Paragraph 4.4, shall use commercially reasonable efforts to market and promote Product to Urologists in the Territory outside the U.S. in a manner intended to maximize sales and market penetration of Product at the earliest date and consistent with the Bard Marketing Plan presented annually to the Joint Marketing Committee by Bard pursuant to Paragraph 5.3 hereof. Promotion by Bard during the first three
(3) years following the Product Launch Date shall: (i) average at least [*] Product presentations to Urologists per year, and (ii) include a minimum of [*] Product presentations to Urologists per year. The parties hereby expressly acknowledge and agree that the aforementioned presentations may be made by Bard on Product alone or may be made in conjunction with the presentation of one or more products of Bard and/or its Affiliates, provided however, if any such presentation of Product is made in conjunction with one or more products of Bard and/or its Affiliates, Bard shall assure that a fair presentation of Product is given. In addition to Bard's expenditures for such direct marketing and promotional presentations, Bard's marketing and promotional efforts shall further include additional promotional expenditures (the amount of which shall be determined by Bard in its sole judgment) for promotional brochures, conventions and exhibits, and educational programs consistent with the Bard Marketing Plan approved by the Joint Marketing Committee. Additionally, Bard shall include Product in any applicable prostate disease management program sponsored by Bard. Further, Bard hereby covenants to Cytogen that, during the remainder of the Term following the Product Launch Date, Bard shall maintain a sales force of not less than forty four (44) competent persons

* [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-
2.]

dedicated to promoting medical products to Urologists in the U.S. on a full time basis. In the event Bard breaches the covenant set forth in the immediately preceding sentence and fails to cure such breach written ninety (90) days of receipt of written demand from Cytogen, Cytogen, as its sole and exclusive remedy, shall have the right to immediately terminate this Agreement upon notice to Bard.

     3.4  SUPPORT SERVICES - Bard, at its expense, shall develop and produce, or
          ----------------
cause to be developed and produced, all marketing, promotional and advertising materials to be used in the performance of the duties described in Paragraph
3.3. Bard agrees to provide Cytogen, for its review and written approval prior to use, with all proposed marketing, promotional and advertising materials for Product to enable Cytogen to assure itself that such materials comply with labeling approved by FDA and all other requirements of competent governmental authorities in the Territory. Further, Bard agrees to provide Cytogen with the requisite number of production samples of all materials referred to in this Paragraph 3.4 for submission by Cytogen to FDA. Additionally, Bard, with technical support from Cytogen as necessary, agrees to provide Urologists located in the Territory and Managed Care Organizations located in the U.S. with support on the clinical utility of Product.

     3.5  MARKETING AND PROMOTION BY BARD - Bard hereby covenants that Bard (and
          -------------------------------
to the extent applicable Affiliates of Bard) shall market and promote Product only: (i) for a use(s), indication(s) or application(s) which is contained in labeling supplied by Cytogen or is contained in marketing, promotional or advertising materials which have been approved in writing by Cytogen in advance of use, and (ii) in a manner which is consistent, in every material respect, with Bard's customary marketing and promotional guidelines, and (iii) in compliance with all applicable laws and regulations governing the conduct of employees engaged in the promotion and marketing of in vivo diagnostic products, except where non-compliance with any such law or regulation results from promotion of Product for a use(s), indication(s) or application(s) which is contained in: (a) labeling supplied by Cytogen, or (b) marketing, promotional or advertising materials which have been approved in writing by Cytogen in advance of use.

                         ARTICLE 4 - CYTOGEN'S DUTIES

     4.1  REGULATORY APPROVALS.  Cytogen shall bear the costs, have the
          --------------------
responsibility for, and use diligent efforts to, obtain and maintain all regulatory approvals and registrations from governmental authorities necessary in order to lawfully manufacture, market, promote and sell Product in the Territory.

     4.2  MANUFACTURING, MARKETING AND PROMOTION.  Subject to obtaining required
          --------------------------------------
regulatory approvals and registrations, during the Term, Cytogen shall have the obligation to use commercially reasonable efforts to: (i) manufacture sufficient quantities of Product to timely fill all customer orders in the Territory, and
(ii) market and promote Product in the Territory to Imaging Physicians and in the U.S. to Managed Care Organizations, and (iii) sell Product to customers in the Territory, provided, however, that marketing and promotional activities by Cytogen which are directed to Managed Care Organizations shall be coordinated with the Joint Marketing Committee and be consistent with both the Bard Marketing Plan and the Cytogen Marketing Plan. Cytogen agrees to cause at least [*] PIE Sites to be operational by the Product Launch Date. Additionally, Cytogen agrees to cause at least [*] PIE Sites to be operational not later than the first anniversary of the Product Launch Date and to cause at least [*] PIE Sites to be operational not later than the second anniversary of the Product Launch Date. In the event that Cytogen achieves at least eighty percent (80%) of any applicable milestone set forth in the immediately preceding sentence as of the prescribed date, then Cytogen shall have an additional six (6) months to fully achieve such milestone. Cytogen agrees that the abovereferenced PIE Sites which are to become operational after the Product Launch Date shall be at locations reasonably acceptable to Bard. Further, Cytogen shall cause additional PIE Sites to become operational at times and at locations identified

* [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-
2.]

by the Joint Marketing Committee and in the Cytogen Marketing Plan with the intention of including such additional PIE Sites as marketing targets for Product.

     4.3  SUPPORT SERVICES.  Cytogen shall, at its own expense, be responsible
          ----------------
for the manufacturing, storage, distribution and sale of Product, including, without limitation, the entry of sales orders, invoicing and collection of sales revenues. To the extent necessary to fulfill its obligations under Paragraphs
3.4 and 4.2, Cytogen shall: (i) develop and produce all marketing and promotional materials for Product, and (ii) provide all customer and technical support relating to Product.

     4.4  EXPANSION OF THE TERRITORY - The parties hereby acknowledge and agree
          --------------------------
that, as of the Effective Date, the Territory shall be limited to the U.S. Cytogen hereby grants to Bard a right of first offer to expand the Territory to include one (1) or more of the Selected Countries, subject to relinquishment by CIS and Faulding of their respective rights of first negotiation to market and promote Product to Urologists in the Selected Countries. In the event CIS notifies Cytogen that it relinquishes its said right of first negotiation with respect to one or more of the Selected Countries (other than Canada) or in the event Faulding notifies Cytogen that it relinquishes its said right of first negotiation with respect to Canada (a "Waiver Notice"), Cytogen, within thirty
(30) business days of its
receipt of the Waiver Notice, shall so notify Bard and shall include in its notice the country or countries which were the subject of the Waiver Notice, as well as the terms and conditions upon which Cytogen would be willing to expand the Territory to include the country or countries which were the subject of the Waiver Notice (a "4.4 Cytogen Notice"). Within sixty (60) days of receipt by Bard of a particular 4.4 Cytogen Notice, Bard shall issue a notice to Cytogen (a "4.4 Bard Notice") of its intent to negotiate with Cytogen on expansion of the Territory to include one (1) or more of the countries specified in such 4.4 Cytogen Notice. In the event Bard fails to respond to a particular 4.4 Cytogen Notice within sixty (60) days of receipt thereof, Bard's right of first offer to expand the Territory to include the country or countries specified in such 4.4 Cytogen Notice shall immediately be extinguished. In the event a particular 4.4 Bard Notice indicates that Bard has no interest in negotiating with Cytogen to expand the Territory to include any of the countries specified in the corresponding 4.4 Cytogen Notice, Bard's right of first offer to expand the Territory to include such countries shall immediately be extinguished. In the event a particular 4.4 Bard Notice indicates that Bard is interested in negotiating with Cytogen to expand the Territory to include some but not all of the countries specified in the corresponding 4.4 Cytogen Notice, Bard's right of first offer to expand the Territory shall be extinguished only to the extent such 4.4 Bard Notice indicates a lack of interest in negotiating with respect to a specific country or countries. In the event a particular 4.4 Bard Notice indicates that Bard is interested in negotiating with Cytogen to expand the Territory, the parties shall meet within thirty (30) business days of Cytogen's receipt of such
4.4 Bard Notice and shall negotiate, in good faith, the expansion of the Territory to the extent specified in the 4.4 Bard Notice. In the last mentioned event, if the parties fail to reach written agreement, within ninety (90) days of Cytogen's receipt of a particular 4.4 Bard Notice, on the expansion of the Territory to include the country or countries specified therein, Bard shall reduce its last offer thereon (an "Unaccepted 4.4 Offer") to writing, shall furnish the same to Cytogen and Cytogen shall thereafter have the right to itself market and promote Product to Urologists in the country or countries which were the subject of the Unaccepted 4.4 Offer and shall have the right to grant any third party the right to market and promote Product to Urologists in the country or countries which were the subject of the Unaccepted 4.4 Offer on terms no more favorable than those specified therein. Cytogen covenants, from the time of issuance of a particular 4.4 Cytogen Notice through the expiration of the ninety (90) day negotiation period thereon, to refrain from marketing or promoting (or negotiating with any third party on marketing or promoting) Product to Urologists in the country or countries which were the subject of such
4.4 Cytogen Notice, except to the extent Bard's right of first offer to expand the Territory has been extinguished. The restrictions in the immediately preceding sentence shall cease in the event negotiations between Cytogen and Bard are terminated. In the event Cytogen, on one or more occasions, intends to offer a third party rights on terms more favorable than those in an Unaccepted
4.4 Offer, Cytogen shall so notify Bard setting forth such terms. Any notice issued by Cytogen pursuant to the immediately preceding sentence shall be deemed a counter offer which may be accepted by Bard within forty five (45) days of Bard's receipt thereof.

     4.5  CHANGE IN SPECIFICATIONS - During the Term, Cytogen shall not change
          ------------------------
or supplement any of the Specifications where any such change or supplement requires a PLA or PLA supplement without first consulting with Bard.

     4.6  MARKETING AND PROMOTION BY CYTOGEN - Cytogen hereby covenants that
          ----------------------------------
Cytogen (and to the extent applicable Affiliates of Cytogen) shall market, promote and sell Product only: (i) for a use(s), indication(s) or application(s) which is approved by competent governmental authority in the country in which Product is marketed, promoted or sold, and (ii) in compliance with all applicable laws and regulations governing the conduct of employees engaged in the promotion and marketing of in vivo diagnostic products.

                     ARTICLE 5 - JOINT MARKETING COMMITTEE

     5.1  FORMATION.  Within thirty (30) days after the Effective Date, the
          ---------
parties shall establish a Joint Marketing Committee having a total membership of four (4), of which two shall be designated by each party to this Agreement. A Chairman shall be selected by Cytogen to preside over its meetings and to establish the Joint Marketing Committee's agenda. The Joint Marketing Committee shall meet on frequent basis, at least quarterly, during the Term at a time and place to be mutually agreed upon in advance by the members of the Joint Marketing Committee.

     5.2  PURPOSE.  The purpose of the Joint Marketing Committee is to co-
          -------
ordinate and monitor the marketing and promotional efforts of Bard and the marketing, promotional and sales efforts of Cytogen with respect to Product and to assist in: (i) the development of consistent marketing strategies and promotional materials for Product, and (ii) effective implementation of such strategies, and (iii) the sharing of relevant market statistics and information about Product and each party's performance under this Agreement.

     5.3  REPORTING.  At least sixty (60) days before the Product Launch Date,
          ---------
and at least sixty (60) days before each anniversary of the Product Launch Date thereafter, each party shall deliver to the Joint Marketing Committee for its approval an annual marketing plan for Product (referred to as the "Cytogen Marketing Plan", or the "Bard Marketing Plan", as the case may be) which shall include a three (3) year forecast of sales by units of Product, marketing goals and tactics, and the anticipated marketing and sales resources to be allocated to the implementation of the marketing plan. Within fifteen (15) days after the last day of each calendar quarter following the Product Launch Date, Cytogen shall deliver a written report to the Joint Marketing Committee setting forth: (i) the gross sales of Product by Cytogen or any Affiliate of Cytogen during such quarter, broken down by country within the Territory, and information detailing deductions in arriving at Net Sales, and (ii) actual expenditures, during such quarter, by Cytogen and any Affiliate of Cytogen for marketing, promotional and sales efforts relative to Product, and (iii) such additional information as the Joint Marketing Committee may reasonably request. Within fifteen (15) days after the last day of each calendar quarter following the Product Launch Date, Bard shall deliver a written report to the Joint Marketing Committee setting forth:
(i) actual expenditures, during such quarter, by Bard and any Affiliate of Bard, for marketing and promotional efforts relating to Product, and (ii) the number of Product presentations made by Bard to Urologists and Managed Care Organizations during such quarter, and (iii) such additional information as the Joint Marketing Committee may reasonably request. A copy of each such report shall be sent to the President of Cytogen and the Vice President and General

Manager of Bard's Urological Division within fifteen (15) days of the end of the calendar quarter to which it relates.

     5.4  DISPUTE RESOLUTION.  In the event that the Joint Marketing Committee
          ------------------
is unable to reach a unanimous agreement by its members on any matter within its purview, such dispute shall be the subject of discussion and negotiation between the President of Cytogen and the Vice President and General Manager of Bard Urological Division. Neither party shall pursue any of its remedies under this Agreement, whether at law or otherwise, with respect to such dispute until at least thirty (30) days have elapsed since the date upon which written notice of a dispute has been delivered to the designee of each party hereto.

                             ARTICLE 6 - PAYMENTS

     6.1  CO-PROMOTIONAL RIGHTS PAYMENT  In consideration of the grant by
          -----------------------------
Cytogen to Bard of the exclusive right to market and promote Product to Urologists in the U.S. and the grant by Cytogen to Bard of the co-exclusive right to market and promote Product to Managed Care Organization in the United States, Bard shall pay to Cytogen [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.] within fifteen (15) days after notice by Cytogen to Bard of FDA approval to market and sell Product in the U.S. Additionally, in the event the Territory is expanded to include Japan, Bard shall pay Cytogen [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.] on the date on which the Territory is so expanded. Further, in the event the Territory is expanded to include four (4) of the Selected Countries (other than Japan), Bard shall pay Cytogen [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.] on the date on which the Territory is so expanded.

     6.2  COMMISSIONS.  In consideration of the undertakings of Bard hereunder,
          -----------
Cytogen agrees to pay Commissions to Bard in accordance with the provisions of

Exhibit A.
---------

     6.3  PAYMENT OF COMMISSIONS.  Bard's right to receive a Commissions under
          ----------------------
Paragraph 6.2 shall commence upon the first commercial sale of Product in the Territory by Cytogen or any Affiliate of Cytogen to a non-Affiliate of Cytogen. Cytogen shall invoice and shall cause its Affiliates to invoice customers for Product within two (2) business days of shipment. For purposes of this Agreement, each Product shall be deemed sold at the time of invoice. Cytogen shall pay Bard Commissions on a quarterly basis during the Term within forty-five (45) days after the end of each calendar quarter. All Commission payments due hereunder shall be paid in the currency of the country in which the applicable sales of Product are made.

     6.4  QUARTERLY REPORTS.  Within forty-five (45) days after the end of each
          -----------------
calendar quarter, Cytogen shall provide Bard with an accurate written report with respect to such quarter detailing: (i) the gross sales of Product by Cytogen or any Affiliate of Cytogen during such quarter, by country, PIE Site, hospital or other health care facility, and (ii) information detailing deductions from the gross sales in arriving at Net Sales, and (iii) the calculation of Commissions payable for such quarter. No reports shall be required under this Paragraph prior to the date of first commercial sale of Product in the Territory.

     6.5  RECORDS AND AUDIT RIGHTS.  Cytogen shall maintain all reports referred
          ------------------------
to in Paragraph 6.4, together with supporting business records, for a period of five (5) years. Additionally, Cytogen shall generate and maintain, for a period of five (5) years post sale, accurate records of Net Sales, Baseline Sales and Incremental Sales. At the request and expense of Bard, an independent auditor, selected by Bard and acceptable to Cytogen, shall have access limited to once per calendar year, at Cytogen's principal place of business during ordinary business hours with reasonable notice, to records referred to in this Paragraph
6.5. If deemed necessary or desirable, in the sole opinion of the independent auditor, the independent auditor shall, at Bard's expense, be permitted to consult with and obtain the assistance of consultants selected by the independent auditor and acceptable to Cytogen. Such acceptance shall not be unreasonably withheld. Neither the independent auditor nor the selected consultants shall disclose to Bard, or any third parties, any information relating to the business of Cytogen other than information relating solely to the accuracy of the reports and payments under this Agreement. In the event the independent auditor determines that there was an underpayment or overpayment in Commissions, the error shall be reconciled by payment by the appropriate party to the other within thirty (30) days of issuance of the auditor's report. Notwithstanding the foregoing, if the auditor determines that in any audit that there has been an underpayment of Commissions of ten percent (10%) or more for the period examined, Cytogen hereby agrees to reimburse Bard for its actual incurred costs in having such audit conducted.

                         ARTICLE 7 - ADVERSE REACTION

     7.1  REPORTING.  Each party agrees to report to the other party in writing
          ---------
any serious adverse reactions or any side effects which occur or other adverse events with Product as promptly as possible after receipt of information of such event (a "Reaction Notice"), but in no event later than three (3) business days following receipt of a Reaction Notice of any event described in Paragraph 7.2(a) through 7.2(e). Any such reactions or side effects must be reported (in full detail if requested) irrespective of whether there is a causal connection with Product being administered or whether the causal connection is unclear or presumed to be not likely. Additionally, each party shall report to the other in writing, quarterly during the three (3) year period following the Product Launch Date and annually thereafter during the remainder of the Term, all other unexpected non-serious adverse events associated with Product which come to the attention of such party.

     7.2 For purposes of Paragraph 7.1, a serious adverse reaction or side effect is a reaction or side effect from Product which meets one or more of the following criteria:

          (a)  a reaction or side effect that is life threatening or fatal;

          (b) a reaction or side effect that resulted in hospitalization, or if the patient was already hospitalized, a reaction or side effect which prolonged hospitalization;

          (c) a reaction or side effect that resulted in severe or permanent disability;

          (d) a reaction or side effect that involved congenital anomaly or overdose, or cancer which was not already present at the beginning of treatment with Product involved; or

          (e) a reaction that is considered to be important, significant or otherwise medically serious.

          7.3 Each of the parties hereto shall monitor all relevant journals and media communications for information on factors materially affecting the use or efficacy of Product and shall promptly inform the other party of such information. The informing party may provide in writing its evaluation of such information. Either party shall promptly inform the other if it has actual knowledge of any measures which are necessary to eliminate or minimize any risk associated with the use of Product, provided however, neither party shall have such obligation if any such measure would require the disclosure of any information which is proprietary to it.

                     ARTICLE 8 - CONFIDENTIAL INFORMATION

     8.1  NONDISCLOSURE AND NONUSE.  The parties hereto agree that during the
          ------------------------
Term and during the five (5) year period following the expiration or termination of this Agreement, each party shall keep completely confidential and shall not publish or otherwise divulge or use, for its own benefit or for the benefit of any third party, any information of a proprietary nature furnished to it (the "Receiving Party") by the other party (the "Disclosing Party") without the prior written approval of the Disclosing Party in each instance, except:

          (a) as necessary to obtain governmental approval for the marketing of Product;

          (b) to consultants, Affiliates and agents who are obligated to maintain it in confidence pursuant to written agreements which are at least as stringent as the terms of this Article VIII; and

          (c) as otherwise may be required by law, regulation or judicial order.

     Information of a proprietary nature shall include, but not be limited to, information concerning a party's products, proposed products, marketing plans, methods of manufacture, customers or any other information or materials in whatever form not generally known to the public.

     8.2  EXCEPTIONS.  Nothing in this Article 8 shall prevent disclosure or use
          ----------
of information which:

          (a) is disclosed orally unless such oral disclosure is reduced to writing within thirty (30) days of the oral disclosure and such reduction to writing is marked as proprietary or confidential;

          (b) is already known to the Receiving Party at the time of disclosure by the Disclosing Party as evidenced by the Receiving Party's business records maintained in the normal course of business;

          (c) was known to the public at the time of disclosure, or subsequently becomes so known through no act or omission of the Receiving Party;

          (d) is lawfully disclosed to the Receiving Party by a non-Affiliate having the right to convey such information.

                          ARTICLE 9 - INDEMNIFICATION

     9.1  INDEMNIFICATION BY CYTOGEN.  Cytogen hereby agrees to defend
          --------------------------
(utilizing counsel reasonably acceptable to Bard), indemnify, save and hold Bard, its Affiliates and their respective successors harmless from and against all claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, which arise or result from: (i) the design or manufacture of Product, or (ii) the promotion of Product by Cytogen or any Affiliate of Cytogen, (iii) the breach by Cytogen of any of its representations and warranties set forth in this Agreement, or (iv) the default by Cytogen in the observance or performance of any obligation imposed upon it hereunder, or
(v) the use by Bard or any Affiliate of Bard of labeling supplied by Cytogen or marketing, promotional or advertising materials approved by Cytogen in advance of use, or (vi) the sale or use of Product. Cytogen shall have no obligation under this Paragraph 9.1 to the extent that a particular claim, damage, liability, loss, cost or expense arises or results from: (a) a breach by Bard or any Affiliate of Bard of a covenant contained in Paragraph 3.5, or (b) the gross negligence of wilful misconduct of Bard or any Affiliate of Bard.

     9.2  INDEMNIFICATION BY BARD.  Bard hereby agrees to defend (utilizing
          -----------------------
counsel reasonably acceptable to Cytogen), indemnify, save and hold Cytogen, its Affiliates and their respective successors harmless from and against all claims, damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, which arise or result from the breach by Bard of any of its representations and warranties set forth in this Agreement or the default by Bard in the observance or performance of any obligation imposed upon it hereunder. Bard shall have no obligation to Cytogen under this Paragraph 9.2 to the extent that a particular claim, damage, liability, loss, cost or expense falls within Cytogen's obligations under Paragraph 9.1 or arises or results from the gross negligence or wilful misconduct of Cytogen or any Affiliate of Cytogen.

     9.3  INFRINGEMENT.  Cytogen hereby agrees to defend (utilizing counsel
          ------------
reasonably acceptable to Bard), indemnify, save and hold Bard, its Affiliates and their respective successors harmless from all claims, damages, liabilities, losses, costs and expenses which arise or result from any third party claim alleging that the manufacture, use, sale, import, promotion or marketing of Product, alone or in combination with any other article, infringes a patent(s) owned by or licensed to the third party claimant.

     9.4  COOPERATION - As a condition precedent to the right to be indemnified
          -----------
from any claim pursuant to this Article IX, the party claiming the right to be indemnified (the "Indemnitee"): (i) shall promptly notify the other party (the "Indemnitor") of the claim and shall include in its notice all information in its possession relating to the claim, and (ii) shall fully cooperate with the Indemnitor in the defense of such claim, and (iii) shall not settle the claim without the prior written consent of the Indemnitor, it being expressly understood and agreed that the Indemnitor shall have the right to settle any such claim on such terms as it deems appropriate.

                       ARTICLE 10 - TERM AND TERMINATION

     10.1 TERM.  This Agreement shall have an initial term commencing on the
          ----
Effective Date and shall continue thereafter until the tenth anniversary of the Product Launch Date, unless sooner terminated in accordance with the provisions of Paragraph 3.3, 11.1 or this Article X. This Agreement may be renewed on the same terms and conditions for one (1) or more additional two (2) year periods upon mutual written agreement of the parties executed not less than ninety (90) days prior to the expiration of the then current term.

     10.2 FAILURE TO PAY COMMISSIONS.  Bard may terminate this Agreement at any
          --------------------------
time upon Cytogen's failure to pay Commissions due to Bard pursuant to this Agreement and the continuation of such failure for more than thirty (30) days after delivery of written notice to Cytogen of such failure.

     10.3 MATERIAL BREACH.  Either party may terminate this Agreement upon
          ---------------
ninety (90) days prior written notice in the event of the other party's breach of or default under any other material provision of this Agreement, if such default or breach is not remedied within ninety (90) days from the date of such notice, except where such default or breach is due to circumstances beyond the reasonable control of the other party as described in Paragraph 11.7 hereof.

     10.4 FAILURE TO MEET BASELINE SALES.  In the event that Net Sales for any
          ------------------------------
of the four years following the second anniversary of the Product Launch Date fail to equal or exceed the corresponding Baseline Sales: (i) the parties hereto shall promptly meet to discuss the reasons for such failure and, with the participation and approval of the Joint Marketing Committee, develop a plan to achieve a level of sales in the next succeeding years in excess of Baseline Sales, and (ii) if Net Sales in the next succeeding year also fail to equal or exceed the Baseline Sales for such year, then either party may immediately terminate the Agreement by providing written notice to the other party.

     10.5 BANKRUPTCY.  If, during the term of this Agreement, either party makes
          ----------
an assignment of this Agreement or generally, for the benefit of creditors, or becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditor's arrangement or composition, or if any comparable proceeding is instituted against the other party and is not dismissed within ninety (90) days of such institution, then the other party may terminate this Agreement immediately upon delivery of written notice thereof.

     10.6 EFFECTS OF TERMINATION.
          ----------------------

          10.6.1  Breach by Cytogen - In the event this Agreement is terminated
                  -----------------
by Bard pursuant to Paragraph 10.2 or 10.3, Cytogen agrees to remit to Bard, within thirty (30) days of the termination of this Agreement, a sum equal to the amount, if any, by which monies paid by Bard to Cytogen pursuant to Paragraph
6.1 hereof exceed Commissions paid to Bard hereunder.

          10.6.2  Payments - Termination of this Agreement by either party shall
                  --------
not prejudice the right of Bard to recover Commissions earned but unpaid at the time of termination.

          10.6.3  Marketing Rights.  Upon termination of this Agreement, Bard's
                  ----------------
rights to market and promote Product shall immediately cease and within sixty
(60) days of such termination, Bard shall deliver to Cytogen all marketing and promotional materials with respect to Product in the possession of Bard or any of its Affiliates.

                        ARTICLE 11 - GENERAL PROVISIONS

     11.1 SALE OF COMPETITIVE PRODUCT - Cytogen hereby acknowledges and agrees
          ---------------------------
that Bard and its Affiliates reserve the right to manufacture, have manufactured, use, market, promote and sell any Competitive Product. However, in the event the Urological Division of Bard sells any Competitive Product in the U.S. during the Term, Cytogen, as its sole and exclusive remedy, shall have the right, upon notice to Bard, to terminate this Agreement only with respect to the U.S. Further, in the event Bard or any Affiliate of Bard sells any Competitive Product, during the Term, in any country which constitutes a part of the Territory (other than the U.S.), Cytogen, as its sole and exclusive remedy, shall have the right, upon notice to Bard, to terminate this Agreement only with respect to such country or countries. If any event referred to in this Paragraph 11.1 occurs, Bard shall give Cytogen notice thereof within fifteen
(15) business days of the date on which the sale of the Competitive Product occurs.

     11.2 GOVERNING LAW.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of New Jersey, within the United States of America, as though all parties were resident of, and the contract was to be performed in, New Jersey.

     11.3 ENTIRE AGREEMENT.  This Agreement represents the entire Agreement and
          ----------------
understanding of the parties hereto with respect to the subject matter hereof, supersedes all previous agreements and understandings related thereto and may only be amended or modified in writing signed by an authorized representative of the parties hereto.

     11.4 ASSIGNMENT.  Except as hereinafter provided, neither party may assign,
          ----------
transfer or otherwise dispose of any of its rights or obligations pursuant to this Agreement without the prior written consent of the other party, which consent shall not be unreasonably delayed or withheld. Either party may assign this Agreement, upon notice to but without the consent of the other party, to any person or entity which purchases substantially all of its stock or substantially all of its cancer diagnostic assets. Additionally, Cytogen shall have the right to delegate its obligations under Paragraph 4.2 and Article V to an Affiliate of Cytogen. Further, Bard shall have the right to delegate its obligations, if any, outside of the U.S. to one or more of its Affiliates.

     11.5 NOTICE.  All notices under this Agreement shall be in writing and
          ------
shall be deemed given if sent by telecopier (except for legal process), certified or registered mail or commercial courier (return receipt or confirmation of delivery required), or by personal delivery to the party to receive such notices or other communications called for this Agreement at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

          CYTOGEN CORPORATION
          600 College Road East
          Princeton, New Jersey 08540

          Attention:  General Counsel

          C.R. BARD, INC.
          730 Central Avenue
          Murray Hill, New Jersey  07974

          Attention:  General Counsel


Copy to:

          BARD UROLOGICAL DIVISION
          C.R. Bard Inc.
          8195 Industrial Blvd.
          Covington, Georgia 30209

          Attention:  Vice President and
                      General Manager


     11.6 LIMITATION ON LIABILITY.  In no event shall either party be liable to
          -----------------------
the other for incidental or consequential damages, including, without limitation, loss of profits or punitive damages even if such party shall have been advised of the possibility of the same. [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.], Bard's right to monetary damages upon a breach of this Agreement by Cytogen shall be limited to [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.]. Notwithstanding anything to the contrary contained in this Agreement, Bard's liability to Cytogen, under Article 9 or otherwise, shall be limited: (i) during the period from the Effective Date through the first anniversary of the Product Launch Date, [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.],



          (ii) from and after the first anniversary of the Product Launch Date, [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.].



     11.7 FORCE MAJEURE.  Except for the obligation to make payments under this
          -------------
Agreement, each of the parties hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues and for thirty (30) days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of the parties hereto, including without limitation, acts of God, acts, resolutions or laws of any government, war, war like conditions, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, epidemic and failure of public utilities or common carriers.

     11.8 PUBLICITY.  Neither party shall make any press release or other
          ---------
similar public disclosure or announcement concerning this Agreement, without the prior written consent of the non-disclosing party, except as otherwise required by law. Consent will be deemed granted if no response is received from the non-disclosing party within fifteen (15) days of its confirmed written request for approval from the disclosing party. Notwithstanding the foregoing, in the event such disclosure or public announcement is required to be made on a more immediate basis in order to comply with applicable state or federal securities laws, then approval will be deemed granted if no response is received from the non-disclosing party within the timeframes required by law; provided, however, that the disclosing party provides the non-disclosing party with notice of the legally required timeframe for approval of the disclosure at the time of providing a copy of the proposed disclosure or announcement.

     11.9   SURVIVAL OF RIGHTS.  All provisions of this Agreement which by their
            ------------------
nature are intended or required to be observed or performed after the expiration or termination of this Agreement, including but not limited to the provisions of Articles 6, 8, 9, and Paragraphs 10.6.1, 10.6.2, 10.6.3, 11.2, 11.3, 11.6 and
11.9 shall survive the expiration or termination of this Agreement.

     11.10  COUNTERPARTS.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original and all of which shall constitute but one and the same document.


     11.11  SEVERABILITY.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.12  CAPTIONS - The Article and Paragraph headings of this Agreement are
            --------
intended for convenience of reference only and shall not define or limit the provisions of this Agreement.

     11.13  WAIVERS - The failure of either of the parties to exercise their
            -------
respective rights under this Agreement regarding any misrepresentation, breach or default shall not prevent the party from exercising such or any other right hereunder regarding such or any subsequent misrepresentation, breach or default.

     11.14  RELATIONSHIP OF PARTIES - It is expressly agreed that the
            -----------------------
relationship of the parties herein created is that of independent contractors. Further, it is expressly agreed that nothing contained herein is intended to create, nor shall it be deemed or construed as creating, an agency relationship, an employer-employee relationship or a relationship of joint ventures. Neither party shall represent to any third party that it has authority to bind the other in any manner.

     11.15  INSURANCE - During the Term, Cytogen, at its expense, shall maintain
            ---------
a policy of comprehensive general liability insurance with products liability endorsement providing coverage relating to Product on a claims made basis in a minimum amount of five million dollars ($5,000,000) annual aggregate. Within thirty (30) days of the Effective Date and annually thereafter, Cytogen shall furnish Bard with a certificate evidencing such insurance coverage.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    CYTOGEN CORPORATION


                                    By: /s/ Richard J. Walsh
                                        ----------------------

                                    Title: Vice President,
                                           Corporate Development


                                    C.R. BARD, INC.


                                    By: /s/ Benson F. Smith
                                        ---------------------

                                    Title: President and COO

                                                                       Exhibit A
                                                                       ---------

                                  Commissions
                                  -----------

[INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2.]

                                   Exhibit B
                                   ---------

 .    Approval by Cytogen Clinical Investigations/Technical Operations.

 .    Experience with immunoscintigraphy or similar techniques.

 .    State-of-the-art camera/computer system.

 .    Knowledgeable nuclear medicine technologists/physicians.

 .    Clinical study or consulting agreement.

 .    Access to a multispecialty physician group.

 .    Affiliation with a healthcare delivery system (IHN, oncology group practice, cancer carve-out).

 .    Hospital with a large cancer patient pool under an indemnity contract
     (Medicare/HCFA or HMO agreement).

                                   Exhibit C
                                   ---------

1.   Brooke Army Medical Center
     Ft. Sam Houston, TX  78234-6200

2.   Cedars Sinai Medical Center
     Los Angeles, CA  90048

3.   Cleveland Clinic Foundation
     Cleveland, OH  44195

4.   Columbia Presbyterian
     New York, NY  10032

5.   George Washington University
     Washington, DC  20037

6.   Georgia Baptist Medical Center
     Atlanta, GA  30312

7.   Harper Hospital
     Detroit, MI  48201

8.   Harris Methodist
     Fort Worth, TX  76108

9.   Henry Ford Hospital
     Detroit, MI  48202

10.  University of Illinois
     Chicago, IL  60612

11.  Iowa City VAMC
     Iowa City, IA  52242

12.  Jersey Shore Medical Center
     Neptune, NJ  07754

13.  Jewish Hospital
     St. Louis, MO  63110

14.  Johns Hopkins Bayview
     Baltimore, MD  21224-2780

15.  John Peter Smith
     Fort Worth, TX  76104

16.  Lehigh Valley Hospital
     Allentown, PA  18105

17.  Louisiana State University
     Shreveport, LA  71130

18.  Loyola University
     Maywood, IL  60153

19.  Mayo Clinic
     Rochester, MN  55905

20.  M.D. Anderson Cancer Center
     Houston, TX  77030

21.  Medical College of WI
     Milwaukee, WI  53226

22.  MetroHealth Medical Center
     Cleveland, OH  44109

23.  Memorial Medical Center
     Springfield, IL  62781

24.  University of Miami
     Miami, FL  33136

25.  Montefiore Medical Center
     Bronx, NY  10467

26.  Morton Plant Hospital
     Clearwater, FL

27.  Mount Sinai Hospital
     New York, NY  10029

28.  Ohio State University
     Columbus, OH  43210

29.  Our Lady of the Lake
     Baton Rouge, LA  70808

30.  Queens Medical Center
     Honolulu, HI  96813

31.  Scott & White Memorial
     Temple, TX  76508

32.  St. Francis Hospital
     Topeka, KS  66606

33.  St. Joseph's Hospital
     Houston, TX  77002

34.  St. Luke's Medical Center
     Milwaukee, WI  53215

35.  St. Mary's Medical Center
     Saginaw, MI  48601

36.  St. Vincent's Hospital
     Portland, OR

37.  SUNY at Buffalo
     Buffalo, NY  14214

38.  Sutter General Hospital
     Sacramento, CA  95816

39.  Tri-City Medical Center
     Oceanside, CA  92056

40.  University of Washington
     Seattle, WA